EXHIBIT 99.1

CHC Group Sets Dates for Fiscal-2015 Q2 Earnings

•	Q2 Release After Close of Trading Dec. 9; Analysts Call Morning of Dec. 10

•	CFO Joan Hooper to Attend Global Hunter Securities 1x1 Series on Nov. 17

•	CEO William Amelio, Ms. Hooper to Address Cowen and Co. Ultimate Energy Conference on Dec. 2

Nov. 5, 2014 - New York - CHC Group Ltd. (NYSE: HELI), the parent company of CHC Helicopter, plans to issue its earnings release for the fiscal-year 2015 second quarter, which ended Oct. 31, after market close on Tuesday, Dec. 9.
The following day, Wednesday, Dec. 10, the company will hold its quarterly call for analysts at 8 a.m. (Eastern Time). The call also will be audio webcast at www.chc.ca/presentations.
Presentation material accompanying the earnings release will be posted to the same website before the call begins. Analysts only are invited to dial into and register for the call at 877-407-0778 or 201-689-8565, using Conference ID 13594170.
Additional upcoming investor events include:
Global Hunter Securities 1x1 Series
On Monday, Nov. 17, Joan Hooper, CHC’s chief financial officer, will meet with investors and analysts at the Global Hunter Securities 1x1 Series. The event will be held at Le Meridian Hotel in San Francisco.
Cowen and Co. Ultimate Energy Conference
On Tuesday, Dec. 2, William Amelio, CHC president and chief executive officer, and Ms. Hooper will present at the Cowen and Co. 4th-Annual Ultimate Energy Conference in New York City. The CHC executives will speak at 2:25 p.m. (Eastern Time) at the conference, which will take place at the New York Hilton Midtown.
A live webcast of the presentation, along with presentation material, will be available at www.chc.ca/presentations during the event and until Jan 2, 2015.
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About CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates about 230 aircraft in approximately 30 countries around the world.

CHC Group Ltd.
INVESTORS
Lynn Antipas Tyson, 914-485-1150

Vice President, Investor Relations
lynn.tyson@chc.ca
or

MEDIA
T.R. Reid, 512-869-9094
Vice President, Global Communications
t.r.reid@chc.ca